UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 9, 2009

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

1150 First Avenue Suite 501 King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

(484) 690-1520
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act          (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
         (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 11, 2008, the Board of Directors (the “Board”) of Tekni-Plex, Inc. (the “Company”) received a complaint from an employee (the “Employee”) of the Company. The Employee raised several allegations regarding accounting improprieties at Colorite Plastics Company ("Colorite"), a division of the Company, with respect to the fiscal years ending 2000 to 2006. On June 12, 2008, the Board initiated an internal investigation into the allegations. The Board retained outside legal counsel to lead the investigation and to direct outside forensic accounting consultants who were retained to assist in the investigation. Shortly after beginning this investigation, the Company voluntarily reported these matters to the United States Attorney's Office for the Southern District of New York (“USAO”), and to the Staff of the Northeast Regional Office of the Securities and Exchange Commission (“SEC”). The Board also expanded the scope of the investigation beyond the Colorite division to determine whether any improper accounting practices occurred in other divisions of the Company or in fiscal years subsequent to 2006.

At the conclusion of the investigation, the investigative team concluded that certain accounting improprieties did occur in Colorite division during the period from 2001 through 2006, as reported by the Employee, as well as in other divisions that were subjects of the investigation but not addressed in the Employee’s complaint. The investigative team did not identify any potential accounting improprieties in fiscal year 2007 or subsequent periods under review. The investigative team’s findings strongly suggest that the improprieties resulted from an intent to manage earnings in order to meet certain loan covenants. Certain former employees declined to be interviewed, and certain others who were interviewed during the investigation denied having any intent to manage earnings or having given or received any instruction to do so. All officers considered to have any substantial involvement in, or directed, any accounting improprieties have left the Company. Since June 2008, new management of the Company, under the direction of the Board, has implemented enhanced policies, procedures, training and controls to ensure that errors in financial reporting do not recur.

As the Company announced on November 17, 2008, based on the findings of the investigative team, management and the Board have concluded that certain previously issued financial statements should no longer be relied upon. The Company believes that it would be unduly difficult and burdensome to restate the financial statements impacted by the accounting improprieties described above for the period from 2001 through 2006, and that such a restatement would not be useful to investors at this time.

The Company reported the findings of the investigation to the USAO and the SEC. The Company cannot predict at this time whether the USAO and the SEC will take any further investigative steps, and what impact such steps may have on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  November 9, 2009